Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Contact:
Chris Sammons, 225-932-2546 chris.sammons@shawgrp.com

Media Contact:
Gentry Brann, 225-987-7372 gentry.brann@shawgrp.com
Shaw Reports First Quarter Fiscal Year 2010 Financial Results
•	Strong financial results due to solid operating performance

•	Record cash balance of $1.6 billion
BATON ROUGE, La., Jan. 6, 2010 – The Shaw Group Inc. (NYSE: SHAW) today reported quarterly net income of $48.6 million, or $0.57 per diluted share, excluding the Westinghouse segment for the three months ended Nov. 30, 2009. Results including the Westinghouse segment, which include non-operating, non-cash foreign exchange translation losses, were a net loss of $20.5 million, or $0.25 per diluted share.
In comparison, the results for the first quarter of fiscal year 2009 excluding the Westinghouse segment were net income of $62.8 million, or $0.75 per diluted share, and including the Westinghouse segment were a net loss of $39.9 million, or $0.48 per diluted share.
The first quarter fiscal year results include a non-operating, non-cash foreign exchange translation loss in the Westinghouse segment of $102.3 million pre-tax, or $62.8 million after-tax as the U.S. dollar declined from 93 Japanese yen per dollar at Aug. 31, 2009, to 86 yen per dollar at Nov. 30, 2009. The prior year period’s results included a non-cash foreign exchange translation loss of $161.2 million pre-tax, or $98.2 million after-tax.
For U.S. financial reporting purposes, Shaw’s yen-denominated limited recourse debt included in the Westinghouse segment is revalued to current exchange rates at the end of each quarter. However, the yen-denominated option to sell the company’s 20 percent ownership in Westinghouse Electric Company remains valued at the exchange rate on the date of the initial transaction (Oct. 16, 2006) of 119 yen per dollar. This option effectively hedges the yen debt’s exchange rate risk.

Earnings before interest expense, income taxes, depreciation and amortization (EBITDA) for the first quarter of fiscal year 2010 were $96.4 million excluding the Westinghouse segment and a loss of $6.6 million including the Westinghouse segment. These amounts compare to EBITDA for first quarter of fiscal year 2009 of $121.2 million excluding the Westinghouse segment and a loss of $37.5 million including the Westinghouse segment.
Revenues during the three months ended Nov. 30, 2009, were $1.9 billion, essentially unchanged from the first quarter in the prior fiscal period.
New awards for the quarter totaled $1.2 billion, driven primarily by new awards from the U.S. government in the company’s Environmental & Infrastructure segment. The company’s backlog of unfilled orders at Nov. 30, 2009, was $22.0 billion compared to $14.8 billion for the first quarter of fiscal year 2009 and $22.7 billion at the end of fiscal year 2009. Approximately $5.5 billion of the current backlog is expected to be converted to revenues during the next 12 months.
Net cash provided by operating activities totaled $108.0 million during the first quarter of fiscal year 2010 compared to net cash used in operating activities of $91.4 million in the first quarter of fiscal year 2009. Shaw’s total cash at Nov. 30, 2009, was a record $1.6 billion, up from $1.5 billion at Aug. 31, 2009.
“We have started our fiscal year 2010 with strong financial results due to solid operating performance,” said J.M. Bernhard Jr., chairman, president and chief executive officer of Shaw. “As we anticipated, results from our Energy & Chemicals and Fabrication & Manufacturing segments are down from the record levels experienced last year, and our nuclear contracts have not yet contributed meaningfully to our earnings. However, our Maintenance and Environmental & Infrastructure segments performed quite well with record quarterly earnings.
“Our Westinghouse segment continues to experience significant volatility as a result of non-operating, non-cash foreign exchange translation losses due to a weak U.S. dollar,” continued Mr. Bernhard. “However, our underlying financial results excluding the accounting for our Westinghouse segment provide us with a solid foundation for the remainder of the fiscal year and beyond.”
Investment in Westinghouse
The Shaw Group Inc. uses financial results excluding the Westinghouse segment as the preferred measurement of financial performance in communications to investors, as well as internally for budgeting, forecasting, setting incentive compensation targets and reporting results to management and the board of directors. Shaw management believes financial results excluding the Westinghouse segment provide the most meaningful depiction of the company’s financial status, as the Westinghouse segment includes the impact of foreign exchange translation gains/losses that result solely from changes in the U.S. dollar/Japanese yen exchange rates used to translate limited recourse Japanese yen-denominated debt to U.S. dollars for financial reporting purposes.
Calculation of EBITDA
The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by Shaw to assess performance. Although it is calculated using components derived from our financial statements prepared under generally accepted accounting principles (GAAP), EBITDA itself is not a GAAP measure. A table reconciling EBITDA to its most directly comparable GAAP measure is included in the summarized financial information within this release. Our references to EBITDA exclude the Westinghouse segment. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including net cash provided by operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.
Conference Call
A conference call to discuss the company’s financial results will be held today, Wednesday, Jan. 6, at 5 p.m. Eastern time (4 p.m. Central time). A slide presentation will be posted on the Investor Relations page of Shaw’s Web site at www.shawgrp.com approximately one hour prior to the conference call. Interested parties may dial 1-800-588-4973 to listen live to the conference call or access a live audio webcast on the Investor Relations page of Shaw’s Web site at www.shawgrp.com.
A replay of the conference call will be available by telephone, as well as on the company’s Web site, approximately one hour after the conclusion of the call. To listen to a replay of the conference call by telephone, dial 1-888-843-8996 and use pass code 26064822#.
The Shaw Group Inc. (NYSE:SHAW) is a leading global provider of engineering, construction, technology, fabrication, remediation and support services for clients in the energy, chemicals, environmental, infrastructure and emergency response industries. A Fortune 500 company with fiscal year 2009 annual revenues of $7.3 billion, Shaw has approximately 28,000 employees around the world and is the power sector industry leader according to Engineering News-Record’s list of Top 500 Design Firms. For more information, please visit Shaw’s Web site at www.shawgrp.com.
# # #
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans” or other similar expressions) and statements related to revenues, earnings, backlog or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s Web site under the heading “Forward-Looking Statements.” These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis, visit our Web site at www.shawgrp.com.

THE SHAW GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2009 AND 2008
(In thousands, except per share amounts)

	Three Months Ended
	2009	2008
Revenues	$1,858,515	$1,900,433
Cost of revenues	1,703,779	1,712,340

Gross profit	154,736	188,093
Selling, general and administrative expenses	75,777	73,106

Operating income	78,959	114,987
Interest expense	(980)	(1,745)
Interest expense on Japanese Yen-denominated bonds including accretion and amortization	(9,358)	(9,862)
Interest income	1,959	3,923
Foreign currency translation gains (losses) on Japanese Yen-denominated bonds, net	(102,339)	(161,202)
Other foreign currency transaction gains (losses), net	(417)	(2,399)
Other income (expense), net	5,046	(1,861)

Income (loss) before income taxes and earnings from unconsolidated entities	(27,130)	(58,159)
Provision for income taxes	(11,151)	(22,698)

Income (loss) before earnings from unconsolidated entities	(15,979)	(35,461)
Income (loss) from 20% Investment in Westinghouse, net of income taxes	(368)	1,543
Earnings (losses) from unconsolidated entities, net of income taxes	208	(139)

Net income (loss)	(16,139)	(34,057)

Noncontrolling interests in income of consolidated subsidiaries, net of tax	4,346	5,860

Net income (loss) attributable to Shaw	$(20,485)	$(39,917)

Net income (loss) attributable to Shaw per common share:
Basic	$(0.25)	$(0.48)

Diluted	$(0.25)	$(0.48)

Weighted average shares outstanding:
Basic	83,420	83,103
Diluted	83,420	83,103

THE SHAW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
as of NOVEMBER 30, 2009 and AUGUST 31, 2009
(In thousands, except per share amounts)

	November 30, 2009
	(Unaudited)	August 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$844,033	$1,029,138
Restricted and escrowed cash	19,463	81,925
Short-term investments	575,379	342,219
Restricted short-term investments	165,001	80,000
Accounts receivable, including retainage, net	846,365	815,862
Inventories	252,532	262,284
Costs and estimated earnings in excess of billings on uncompleted contracts, including claims	608,794	599,741
Deferred income taxes	315,468	270,851
Investment in Westinghouse	1,002,857	1,008,442
Prepaid expenses and other current assets	64,159	62,786

Total current assets	4,694,051	4,553,248
Investments in and advances to unconsolidated entities, joint ventures and limited partnerships	20,015	21,295

Property and equipment, net of accumulated depreciation of $257,880 and $250,796	424,139	385,606
Goodwill	501,931	501,305
Intangible assets	20,228	20,957
Other assets	67,559	74,763

Total assets	$5,727,923	$5,557,174

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$823,389	$859,753
Accrued salaries, wages and benefits	151,249	175,750
Other accrued liabilities	211,391	187,020
Advanced billings and billings in excess of costs and estimated earnings on uncompleted contracts	1,441,337	1,308,325
Japanese Yen-denominated long-term bonds secured by Investment in Westinghouse	1,490,106	1,387,954
Interest rate swap contract on Japanese Yen-denominated bonds	31,435	31,369
Short-term debt and current maturities of long-term debt	16,346	15,399

Total current liabilities	4,165,253	3,965,570
Long-term debt, less current maturities	3,203	7,627
Deferred income taxes	23,813	26,152
Other liabilities	100,221	109,835

Total liabilities	4,292,490	4,109,184

Equity:
Preferred Stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common Stock, no par value, 200,000,000 shares authorized; 89,353,608 and 89,316,057 shares issued, respectively; and 83,600,601 and 83,606,808 shares outstanding, respectively	1,247,020	1,237,727
Retained earnings	403,166	423,651
Accumulated other comprehensive loss	(121,400)	(121,966)
Treasury stock, 5,753,007 and 5,709,249 shares, respectively	(117,353)	(116,113)

Total Shaw shareholders’ equity	1,411,433	1,423,299
Noncontrolling interests	24,000	24,691

Total equity	1,435,433	1,447,990

Total liabilities and equity	$5,727,923	$5,557,174

THE SHAW GROUP INC. AND SUBSIDIARIES
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2009 AND 2008
REVENUES BY GEOGRAPHY
(In millions)

	Three Months Ended
	2009		2008
	(In millions)%		(In millions)%
United States	$1,455.5	78	$1,525.1	80
Asia/Pacific Rim	269.0	15	204.8	11
Middle East	92.7	5	107.1	6
Canada	3.6	—	5.8	—
Europe	25.1	1	35.2	2
South America and Mexico	3.5	—	16.6	1
Other	9.1	1	5.8	—

Total revenues	$1,858.5	100%	$1,900.4	100%

BACKLOG BY SEGMENT
(In millions)

	November 30, 2009		August 31, 2009
	(In millions)%		(In millions)%
Fossil, Renewables & Nuclear	$12,295.5	55	$12,795.1	56
Maintenance	1,716.5	8	1,808.1	8
E&I	5,462.6	25	5,439.0	24
E&C	1,086.3	5	1,298.6	6
F&M	1,480.8	7	1,374.8	6

Total backlog	$22,041.7	100%	$22,715.6	100%

REVENUES AND GROSS PROFIT BY SEGMENT
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2009 AND 2008
(In millions, except percentages)

	Three Months Ended
	2009	2008
Revenues:
Fossil, Renewables & Nuclear	$579.5	$676.6
Maintenance	293.4	334.1
E&I	528.3	401.4
E&C	339.3	321.7
F&M	117.9	164.7
Corporate	0.1	1.9

Total revenues	$1,858.5	$1,900.4

Gross profit:
Fossil, Renewables & Nuclear	$33.0	$51.8
Maintenance	20.2	11.7
E&I	47.5	34.5
E&C	34.2	52.4
F&M	20.7	35.7
Corporate	(0.9)	2.0

Total gross profit	$154.7	$188.1

Gross profit percentage:
Fossil, Renewables & Nuclear	5.7%	7.7%
Maintenance	6.9	3.5
E&I	9.0	8.6
E&C	10.1	16.3
F&M	17.6	21.7
Corporate	NM	NM

Total gross profit percentage	8.3%	9.9%

NM — Not Meaningful

The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.
THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2009
(in millions, except per share data)

	Q-1 FY 2010
	Three months ended November 30, 2009
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse
Revenues	$1,858.5	$—	$1,858.5
Cost of revenues	1,703.8	—	1,703.8

Gross profit	154.7	—	154.7

Selling, general and administrative expenses	75.8	0.1	75.7

Operating income	78.9	(0.1)	79.0

Interest expense	(1.0)	—	(1.0)
Interest expense on JPY-denominated bonds including accretion and amortization	(9.3)	(9.3)	—
Interest income	2.0	—	2.0
Foreign currency translation (losses) on JPY-denominated bonds, net	(102.3)	(102.3)	—
Other foreign currency transaction gains (losses), net	(0.4)	—	(0.4)
Other income (expense), net	5.0	—	5.0

	(106.0)	(111.6)	5.6

Income (loss) before income taxes and earnings from unconsolidated entities	(27.1)	(111.7)	84.6
Provision for income taxes	(11.2)	(43.0)	31.8

Income (loss) before earnings (losses) from unconsolidated entities	(15.9)	(68.7)	52.8

Income (loss) from 20% Investment in Westinghouse, net of income taxes	(0.4)	(0.4)	—
Earnings (losses) from unconsolidated entities, net of income taxes	0.2	—	0.2

Net income (loss)	(16.1)	(69.1)	53.0

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(4.4)	—	(4.4)

Net income (loss) attributable to Shaw	$(20.5)	$(69.1)	$48.6

Net income (loss) attributable to Shaw per common share:
Basic income (loss) per common share	$(0.25)	$(0.82)	$0.57

Diluted income (loss) per common share	$(0.25)	$(0.82)	$0.57

Weighted average shares outstanding:
Basic	83.4	83.4	83.4
Diluted	83.4	83.4	85.3

The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.
THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT FOR THE THREE MONTHS ENDED NOVEMBER 30, 2008
(in millions, except per share data)

	Q-1 FY 2009
	Three months ended November 30, 2008
	Reported	Westinghouse	Excluding
	Results	Segment	Westinghouse
Revenues	$1,900.4	$0.0	$1,900.4
Cost of revenues	1,712.3	0.0	1,712.3

Gross profit	188.1	0.0	188.1

Selling, general and administrative expenses	73.1	0.1	73.0

Operating income	115.0	(0.1)	115.1

Interest expense	(1.7)	0.0	(1.7)
Interest expense on JPY-denominated bonds including accretion and amortization	(9.9)	(9.9)	0.0
Interest income	3.9	0.0	3.9
Foreign currency translation (losses) on JPY-denominated bonds, net	(161.2)	(161.2)	0.0
Other foreign currency transaction gains (losses), net	(2.3)	0.0	(2.3)
Other income (expense), net	(1.9)	0.0	(1.9)

	(173.1)	(171.1)	(2.0)

Income (loss) before income taxes and earnings from unconsolidated entities	(58.1)	(171.2)	113.1
Provision for income taxes	(22.7)	(67.0)	44.3

Income (loss) before earnings from unconsolidated entities	(35.4)	(104.2)	68.8

Income (loss) from 20% Investment in Westinghouse, net of income taxes	1.5	1.5	0.0
Earnings (losses) from unconsolidated entities, net of income taxes	(0.1)	0.0	(0.1)

Net income (loss)	(34.0)	(102.7)	68.7

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(5.9)	0.0	(5.9)

Net income (loss) attributable to Shaw	$(39.9)	$(102.7)	$62.8

Net income (loss) attributable to Shaw per common share:
Basic income (loss) per common share	$(0.48)	$(1.23)	$0.75

Diluted income (loss) per common share	$(0.48)	$(1.23)	$0.75

Weighted average shares outstanding:
Basic	83.1	83.1	83.1
Diluted	83.1	83.1	83.9

The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA itself is not a GAAP measure. The following tables reflect the company’s calculation of EBITDA and EBITDA percentage. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.
RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED NOVEMBER 30, 2009

	Q-1 FY 2010
		Westinghouse	Excluding
(in millions)	Consolidated	Segment	Westinghouse
Net Income (Loss) Attributable to Shaw	$(20.5)	$(69.1)	$48.6

Interest Expense	10.3	9.3	1.0
Depreciation and Amortization	14.8	—	14.8
Provision for Income Taxes	(11.2)	(43.0)	31.8
Income Taxes on Unconsolidated Subs	—	(0.2)	0.2

EBITDA	$(6.6)	$(103.0)	$96.4

RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED NOVEMBER 30, 2008

	Q-1 FY 2009
		Westinghouse	Excluding
(in millions)	Consolidated	Segment	Westinghouse
Net Income (Loss) Attributable to Shaw	$(39.9)	$(102.7)	$62.8

Interest Expense	11.6	9.9	1.7
Depreciation and Amortization	12.6	—	12.6
Provision for Income Taxes	(22.7)	(67.0)	44.3
Income Taxes on Unconsolidated Subs	0.9	1.1	(0.2)

EBITDA	$(37.5)	$(158.7)	$121.2